INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of FileNet Corporation dated March 29, 1996, relating to the consolidated financial statements of FileNet Corporation and its subsidiaries as of December 31, 1995 and January 1, 1995 and for each of the three years in the period ended December 31, 1995.


/s/ Deloitte & Touche LLP
- -------------------------
Deloitte & Touche LLP

Costa Mesa, California
July 29, 1996